UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2005

The Gymboree Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21250	942615258

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 278-7000

(Former name or former address if changed since last report)

Item 5.02	Retirement of Director

          Stuart G. Moldaw has advised the Board of Directors of The Gymboree Corporation (the “Company”) that he will not stand for re-election to the Board of Directors at the Company’s 2005 Annual Meeting of Stockholders on June 13, 2005.  The Board of Directors of the Company thanks Mr. Moldaw for his many years of dedicated service and valued contributions to the Company.

          Mr. Moldaw will continue to serve as the Company’s Management Advisor following the Annual Meeting.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Date: April 21, 2005	By:	/s/ BLAIR W. LAMBERT

Blair W. Lambert Chief Operating Officer and Chief Financial Officer

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